Exhibit 99(j)



      CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" within the Prospectus and "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information and to the use of our reports dated February 14, 2013 relating to the financial statements of AllianceBernstein Balanced Wealth Strategy Portfolio, AllianceBernstein Dynamic Asset Allocation Portfolio, AllianceBernstein Growth Portfolio, AllianceBernstein Growth & Income Portfolio, AllianceBernstein Global Thematic Growth Portfolio, AllianceBernstein Intermediate Bond Portfolio, AllianceBernstein International Growth Portfolio, AllianceBernstein International Value Portfolio, AllianceBernstein Large Cap Growth Portfolio, AllianceBernstein Real Estate Investment Portfolio, AllianceBernstein Small Cap Growth Portfolio, AllianceBernstein Small/Mid Cap Value Portfolio, and AllianceBernstein Value Portfolio, each a series of AllianceBernstein Variable Product Series Fund, Inc., for the fiscal year ended December 31, 2012, which are incorporated by reference in the Post-Effective Amendment No. 58 to the Registration Statement (Form N-1A No. 33-18647) of AllianceBernstein Variable Products Series Fund, Inc.

                                                        /s/ ERNST & YOUNG LLP




New York, New York
April 24, 2013